Exhibit 5.1

May 22, 2013	Karen V. Bertulli Direct Dial: (612) 604-6604 Direct Fax: (612) 604-6904 kbertulli@winthrop.com

Insignia Systems, Inc.

8779 Brooklyn Blvd.

Minneapolis, MN 55445

Re:          Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Insignia Systems, Inc., a Minnesota corporation (the “Company”), in connection with the registration by the Company of 250,000 shares (the “Shares”) of its common stock, $.01 par value, pursuant to the Company’s Registration Statement on Form S-8 for the Company’s 2013 Omnibus Stock and Incentive Plan (the “Plan”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) (the “Registration Statement”).

In arriving at the opinion expressed below, we have examined (i) the Registration Statement, (ii) the Company’s Articles of Organization and Bylaws, (iii) resolutions of the Company’s Board of Directors relating to the authorization of the issuance of the Shares subject to the Registration Statement; and (iv) such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the genuineness of all signatures on documents reviewed by us.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1.	The Company has been legally incorporated and is validly existing under the laws of the State of Minnesota.

2.	The Shares are validly authorized by the Company’s Articles of Incorporation, and when issued and paid for as contemplated in the Registration Statement, will be validly issued, fully paid, and non-assessable.

Insignia Systems, Inc.

May 22, 2013

We are opining herein as to the effect on the subject transaction only of the laws of the State of Minnesota and the Federal laws of the United States. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Winthrop & Weinstine, P.A.

Winthrop & Weinstine, P.A.